EXHIBIT 23.8

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 2000, with respect to the consolidated financial statements and schedule of Apple Suites, Inc., in Post-Effective Amendment No. 4 to the Registration Statement (Form S-11 No. 333-77055) and related Prospectus of Apple Suites, Inc. for the registration of 30,166,666.67 shares of its common stock.

         We also consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 2000, with respect to the consolidated financial statements of Apple Suites Management, Inc., in Post-Effective Amendment No. 4 to the Registration Statement (Form S-11 No. 333-77055) and related Prospectus of Apple Suites, Inc. for the registration of 30,166,666.67 shares of its common stock.



                                            /s/ Ernst & Young, LLP

Richmond, Virginia
September 20, 2000